                                                                      Exhibit 21

                           SUBSIDIARIES OF REGISTRANT
                           --------------------------

                                                                       Jurisdiction of
Name                                                                   Incorporation
----                                                                   ---------------
Greater American Finance Group, Inc.                                   Delaware
The Berkshire Bank                                                     New York










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